Exhibit 99(b)


                          Certification Pursuant to
                           18 U.S.C. Section 1350,
                            as Adopted Pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002


      In connection with the Quarterly Report of Culp, Inc. (the "Company") on Form 10-Q for the period ended July 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Franklin N. Saxon, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Franklin N. Saxon

Executive Vice President and
  Chief  Financial Officer
December 11, 2002